UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2004
(Date of report; date of
earliest event reported)

Commission file number: 333-105077

CAPITAL AUTO RECEIVABLES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation)	38-3082892 (IRS Employer Identification No.)

c/o General Motors Acceptance Corporation
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of Principal Executive Offices, including Zip Code)

(313) 556-5000
(Registrant’s Telephone Number, Including Area Code)

     Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004. 3
     Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004. 4

ITEM 5. OTHER EVENTS

The registrant previously filed a series term sheet, dated February 19, 2004, setting forth a description of the collateral pool and the proposed structure of $553,000,000 aggregate principal amount of Class A-1 Floating Rate Asset Backed Notes (the “Class A-1 Notes”), $475,000,000 aggregate principal amount of Class A-2 1.40% Asset Backed Notes (the “Class A-2 Notes”), $640,000,000 aggregate principal amount of Class A-3 2.00% Asset Backed Notes (the “Class A-3 Notes”), $303,000,000 aggregate principal amount of Class A-4 2.64% Asset Backed Notes (the “Class A-4 Notes”, and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”), and $60,973,326.13 aggregate initial Certificate Balance of 2.84% Asset Backed Certificates (the “Certificates”), as an Exhibit to the Current Report on Form 8-K, dated as of February 19, 2004. The Notes and the Certificates will be issued by Capital Auto Receivables Asset Trust 2004-1. Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates are being offered for sale. Capital Auto Receivables, Inc. will initially retain Certificates with an initial Certificate Balance of $613,326.13.

ITEM 7. EXHIBITS

Exhibit 5.1	The following is filed as an Exhibit to this Report under Exhibit 5.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004.

Exhibit 8.1	The following is filed as an Exhibit to this Report under Exhibit 8.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES, INC. (Registrant)
/s/ William F. Muir

Dated: February 27, 2004	William F. Muir Chairman of the Board

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

EX 5.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004.

EX 8.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of February 27, 2004.

2